Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                       The Securities Exchange Act of 1934

                         Date of Report:  June 13, 2005

                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact Name of Registrant As Specified in Its Charter)

            Texas                     0-26958                 76-0037324
(State Or Other Jurisdiction  (Commission File Number)      (IRS Employer
      of Incorporation)                                   Identification No.)

                                10959 Cutten Road
                              Houston, Texas 77066
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 397-6730
            (Registrant's  Telephone  Number,  Including  Area  Code)



                            505 North Belt, Suite 630
                              Houston, Texas 77060
                                 (281) 820-1181
                      (Registrant's previous office/phone)


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ITEM 2.01     COMPLETION OF ACQUISITION OF ASSETS.

     On June 13, 2005, our wholly owned subsidiary, RCI Entertainment (North Carolina), Inc., a North Carolina corporation ("RCI North Carolina") entered a Purchase Agreement (the "Purchase Agreement") with Top Shelf, LLC, a North Carolina limited liability company ("Top Shelf") and Tony Hege, the holder of Top Shelf's membership interests, to purchase all of the issued and outstanding membership interests of Top Shelf which owns a nightclub known as "The Manhattan Club" located in Charlotte, North Carolina (the "Club"). RCI North Carolina has been managing the Club under the name "Rick's Cabaret" since February 2005.

     The Purchase Agreement provides for a purchase price of $1,000,000 which is payable with 180,000 shares of our common stock valued at $3.75 per share (the "Shares") and a seven year promissory note in the amount of $325,000 bearing interest at the rate of 7% per annum (the "Note"). The Note is payable with an initial payment due November 1, 2005 of interest only for the period of time from the date of Closing until October 31, 2005, plus a principal reduction payment in the amount of $3,009.29. Thereafter, RCI North Carolina will make eighty-three (83) successive equal monthly payments commencing December 1, 2005, of principal and interest in the amount of $4,905.12 until paid in full. The
Note is secured by the assets of RCI North Carolina.

     Pursuant to the terms of the Note, on or after November 1, 2005, Hege shall have the right, but not the obligation to have Rick's purchase from Hege 4,285 Shares per month (the "Monthly Shares"), calculated at a price per share equal to $3.75 ("Value of the Shares") until Hege has received a total of $1,000,000 from the sale of the Shares less the amount of the Note. At our election during any given month, we may either buy the Monthly Shares or, if we elect not to buy the Monthly Shares from Hege, then Hege shall sell the Monthly Shares in the open market. Any deficiency between the amount which Hege receives from the sale of the Monthly Shares and the Value of the Shares shall be paid by us within three (3) days of the date of sale of the Monthly Shares during that particular month. Our obligation to purchase the Monthly Shares from Hege shall terminate and cease at such time as Hege has received a total of $1,000,000 from the sale of the Shares, less the amount of the Note.

     Under the terms of the Purchase Agreement, we will be required to file a registration statement for the Shares within thirty (30) days. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1. A copy of the Note is attached hereto as Exhibit 10.2.

     A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.


ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

     (c)     Exhibits

Exhibit Number        Description

10.1                  Purchase Agreement

10.2                  Promissory Note

99.1                  Press release dated June 14, 2005

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                RICK'S CABARET INTERNATIONAL, INC.



                                     By: /s/ Eric Langan
                                     -------------------
Date:  June 14, 2005                 Eric Langan
                                     Chairman, President, Chief Executive
                                     Officer and Acting Chief Accounting Officer